Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-4 of our report dated June 17, 2022, with respect to our audit of the consolidated financial statements of MICT, Inc., as of December 31, 2021 and for the year then ended. We also consent to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ Friedman LLP

New York, New York

July 25, 2022